Exhibit 10.1

July 6, 2022

Social Capital Suvretta Holdings Corp. I

2850 W. Horizon Ridge Parkway, Suite 200

Henderson, NV 89052

Re:    Director Appointment

Mr. Taylor:

This letter (this “Letter Agreement”) is being delivered to you in connection with your appointment to the board of directors of Social Capital Suvretta Holdings Corp. I, a Cayman Islands exempted company (the “Company”). Reference is made to the Company’s initial public offering (the “Public Offering”) of 25,000,000 of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”). The Ordinary Shares were sold in the Public Offering pursuant to registration statements on Form S-1 (File Nos. 333-256723 and 333-257543) and a prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (the “Insider”), hereby agrees with the Company as follows:

1. The Insider agrees with the Company that if the Company seeks shareholder approval of a proposed initial Business Combination, then in connection with such proposed initial Business Combination, the Insider shall (a) vote any Shares owned by the Insider in favor of such proposed initial Business Combination (including any proposals recommended by the Company’s board of directors in connection with such proposed initial Business Combination) and (b) not redeem any Shares owned by the Insider in connection with such shareholder approval.

2. The Insider hereby agrees with the Company that in the event that the Company fails to consummate its initial Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, as they may be amended from time to time, the Insider shall take all reasonable steps to cause the Company to (a) cease all operations except for the purpose of winding up, (b) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Ordinary Shares sold in the Public Offering (the “Public Shares”), at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the other requirements of applicable law. The Insider agrees not to propose any amendment to the Company’s amended and restated memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination within 24 months from the closing of the Public Offering, or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding Public Shares.

The Insider acknowledges that the Insider has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to any Founder Shares or Private Placement Shares held by the Insider (if any). The Insider hereby further waives, with respect to any Shares held by the Insider, if any, any redemption rights the Insider may have in connection with (x) the consummation of an initial Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such initial Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares and (y) a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination within 24 months from the closing of the Public Offering, or (ii) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity (although the Insider shall be entitled to redemption and liquidation rights with respect to any Public Shares the Insider holds if the Company fails to consummate its initial Business Combination within 24 months from the closing of the Public Offering).

3. Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below, during the period commencing on June 29, 2021 and ending 180 days after such date, the Insider shall not, without the prior written consent of the Underwriters (as defined below), offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 (“Section 16”) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to, any Shares or any securities convertible into, or exercisable or exchangeable for, Shares, or publicly announce an intention to effect any such transaction. The restrictions of this paragraph 3 will not apply if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. Reserved.

5. Reserved.

6. The Insider hereby agrees and acknowledges that: (a) the underwriters party to the underwriting agreement related to the Public Offering, dated as of June 29, 2021, between the Company and Morgan Stanley Co. LLC, as representative of the underwriters named therein (the “Underwriters”), and the Company would be irreparably injured in the event of a breach by the Insider of the Insider’s obligations under paragraphs 1, 2, 3, 7(a), 7(b), and 9 of this Letter Agreement; (b) monetary damages may not be an adequate remedy for such breach; and (c) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) The Insider agrees that the Insider shall not Transfer (as defined below) any Founder Shares (or Ordinary Shares issuable upon conversion thereof) or shares underlying restricted stock unit awards granted to the Insider until the earlier of (i) one year after the completion of the Company’s initial Business Combination and (ii) subsequent to the initial Business Combination, (x) if the last reported sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date following the completion of the Company’s initial Business Combination on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Insider agrees that the Insider shall not Transfer any Private Placement Shares until 30 days after the completion of an initial Business Combination (the “Private Placement Shares Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), transfers of Founder Shares, Private Placement Shares and Ordinary Shares issued or issuable upon the conversion of the Founder Shares and shares underlying restricted stock unit awards granted to the Insider are permitted: (i) to the Company’s directors or officers, any affiliates or family members of the Company’s directors or officers, SCS Sponsor I LLC, a Cayman Islands limited liability company (the “Sponsor”), any members of the Sponsor or any affiliates of the

Sponsor; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (vi) in the event of the Company’s liquidation prior to the Company’s completion of an initial Business Combination; (vii) in the case of an entity, by virtue of the laws of its jurisdiction or its organizational documents or operating agreement; and (viii) in the event of the Company’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination; provided, however, that, in the case of clauses (i) through (v), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Letter Agreement.

8. The Insider represents and warrants that the Insider has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. The Insider’s biographical information furnished to the Company, if any, is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Insider’s questionnaire furnished to the Company, if any, is true and accurate in all respects. The Insider represents and warrants that: (a) the Insider is not subject to, or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; and (b) the Insider has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and the Insider is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in, or as expressly contemplated by, the Prospectus, or pursuant to agreements entered between the Company and the Insider on the date hereof and disclosed in the public filings of the Company, the Insider shall not receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

10. The Insider has full right and power, without violating any agreement to which the Insider is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as a director on the board of directors of the Company and hereby consents to being named in public filings of the Company as a director of the Company.

11. As used herein, (a) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (b) “Shares” shall mean, collectively, the Ordinary Shares, the Founder Shares and the Private Placement Shares; (c) “Founder Shares” shall mean the 5,750,000 Class B ordinary shares, par value $0.0001 per share, of the Company issued and outstanding immediately prior to the consummation of the Public Offering; (d) “Private Placement Shares” shall mean the Ordinary Shares that were acquired by the Sponsor for an aggregate purchase price of $6,000,000, or $10.00 per Ordinary Share, in a private placement that occurred concurrently with the consummation of the Public Offering; (e) “Public Shareholders” shall mean the holders of Public Shares; (f) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering were deposited; and (g) “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

12. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

13. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the Company. Any purported assignment in violation of this paragraph 13 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Insider and the Insider’s successors, heirs and assigns and permitted transferees.

14. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. Each of the parties hereto (a) agrees that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (b) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

15. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by electronic transmission.

17. Each party hereto shall not be liable for any breaches or misrepresentations contained in this Letter Agreement by any other party to this Letter Agreement, and no party shall be liable or responsible for the obligations of another party, including, without limitation, indemnification obligations and notice obligations.

18. This Letter Agreement shall terminate on the earlier of (a) the expiration of the Lock-up Periods and (b) the liquidation of the Company.

19. This Letter Agreement may be executed in any number of original or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

Sincerely,

/s/ Michael Taylor
Name: Michael Taylor

[Signature Page to Letter Agreement]

Acknowledged and Agreed:

Social Capital Suvretta Holdings Corp. I

By:	/s/ Kishan Mehta
Name: Kishan Mehta
Title: President

[Signature Page to Letter Agreement]